As filed with the Securities and Exchange Commission on October 2, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIDAMERICAN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Iowa	42-1425214
(State or other jurisdiction)	(I.R.S. Employer of incorporation or organization)

666 Grand Avenue
Des Moines, Iowa 50309
(515) 242-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Leighton, Esq.
Assistant General Counsel
MidAmerican Energy Company
666 Grand Avenue Des Moines, Iowa 50309
(515) 242-4300
(Identification Number)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sheri E. Bloomberg, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

(Approximate date of commencement of proposed sale to the public):  From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate	Amount of
Securities to be Registered(1)	Registered	Offering Price Per Unit(3)	Offering Price	Registration Fee(4)
Debt securities and preferred stock	(2)		$0	$0

(1)	Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder or with other securities registered under registration statement no. 333-142663, and may include hybrid securities including a combination of features of the securities listed above.

(2)	Includes such indeterminate amount of debt securities and shares of preferred stock as may from time to time be issued at indeterminate prices.

(3)	The proposed maximum offering price per unit may be omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all the registration fee, except for $5,880 that has already been paid with respect to the $330,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-142663 filed with the Securities and Exchange Commission, also referred to as the SEC, on May 7, 2007 and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unused filing fees may be applied to the filing fees payable pursuant to this Registration Statement.

Prospectus

MIDAMERICAN ENERGY COMPANY
Debt Securities and Preferred Stock

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in the securities involves risks. See “Risk Factors” on page 3.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for these securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 2, 2008

MidAmerican Energy Company

We are a public utility company headquartered in Iowa with $7.3 billion of assets as of December 31, 2007, and operating revenues for 2007 totaling $4.3 billion. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. We distribute electricity at retail in Council Bluffs, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; the Quad Cities (Davenport and Bettendorf, Iowa and Rock Island, Moline and East Moline, Illinois); and a number of adjacent communities and areas. We also distribute natural gas at retail in Cedar Rapids, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; the Quad Cities; Sioux Falls, South Dakota; and a number of adjacent communities and areas. Additionally, we transport natural gas through our distribution system for a number of end-use customers who have independently secured their supply of natural gas. As of December 31, 2007, we had approximately 720,000 regulated retail electric customers and 702,000 regulated retail and transportation natural gas customers.

In addition to retail sales and natural gas transportation, we sell electric energy and natural gas to other utilities, marketers and municipalities. These sales are referred to as wholesale sales.

Our headquarters and principal executive offices are located at 666 Grand Avenue, Des Moines, Iowa 50309. Our telephone number is (515) 242-4300.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	6 Months Ended
	June 30,		12 Months Ended December 31,
	2008		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges(1)	3.92	x	4.50	x	4.65	x	4.78	x	5.02	x	5.20x

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of net income from continuing operations plus income taxes, interest on long-term debt, other interest charges and interest on leases. “Earnings” also include allowances for borrowed and other funds used during construction. “Fixed charges” consist of interest on long-term debt, other interest charges and interest on leases.

Ratio of Earnings to Fixed Charges
Plus Preferred Stock Dividend Requirements

The following table sets forth the ratio of our earnings to our fixed charges plus preferred stock dividend requirements for the periods indicated.

	6 Months Ended
	June 30,		12 Months Ended December 31,
	2008		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges plus preferred stock dividend requirements(1)	3.88	x	4.44	x	4.58	x	4.68	x	4.90	x	5.04x

(1)	For purposes of computing the ratio of earnings to fixed charges plus preferred stock dividend requirements, “earnings” consist of net income from continuing operations plus income taxes, interest on long-term debt, other interest charges and interest on leases. “Earnings” also include allowances for borrowed and other funds used during construction. “Fixed charges” consist of interest on long-term debt, other interest charges and interest on leases. “Preferred stock dividend requirements” represent the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock.

Risk Factors

Investing in our securities involve risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2007 contains a discussion of significant risks under the heading “Risk Factors” which could be relevant to your investment in the securities. Subsequent filings with the SEC may contain amended and updated discussions of significant risks.

Forward-Looking Statements

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast,” and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•	general economic, political and business conditions in the jurisdictions in which our facilities are located;

•	changes in governmental, legislative, or regulatory requirements affecting us or the electric or gas utility industries;

•	changes in, and compliance with, environmental laws, regulations, decisions and policies that could increase operating and capital improvement costs, reduce plant output and/or delay plant construction;

•	the outcome of general rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies;

•	changes in economic, industry or weather conditions, as well as demographic trends, that could affect customer growth and usage or supply of electricity and gas;

•	changes in prices and availability for both purchases and sales of wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on energy costs;

•	the financial condition and creditworthiness of significant customers and suppliers;

•	changes in business strategy or development plans;

•	availability, term and deployment of capital;

•	performance of our generation facilities, including unscheduled generation outages or repairs;

•	risks relating to nuclear generation;

•	the impact of derivative instruments used to mitigate or manage volume and price risk and changes in the commodity prices, interest rates and other conditions that affect the value of the derivatives;

•	the impact of increases in healthcare costs, changes in interest rates, mortality, morbidity and investment performance on pension and other postretirement benefits expense, as well as the impact of changes in legislation on funding requirements;

•	changes in MidAmerican Funding LLC’s or our credit ratings;

•	unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future generation plants and infrastructure additions;

•	the impact of new accounting pronouncements or changes in current accounting estimates and assumptions on financial results;

•	other risks or unforeseen events, including litigation and wars, the effects of terrorism, embargos and other catastrophic events; and

•	other business or investment considerations that may be disclosed from time to time in MidAmerican Funding LLC’s or our filings with the SEC or in other publicly disseminated written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We do not presently contemplate a specific use of proceeds but will indicate such information in the prospectus supplement applicable to any offering of securities. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.

Description of Debt Securities

This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

General

We may issue senior debt securities or subordinated debt securities. The senior debt securities will be our direct secured or unsecured obligations and the subordinated debt securities will be our direct unsecured obligations. Each of the senior debt securities and the subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named in the applicable prospectus supplement. The following summary of the indentures is not a complete description of all of the provisions of the indentures. We have filed (or will file prior to issuance of the applicable debt securities) forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Except to the extent set forth in a prospectus supplement for a particular issue of debt securities, the indentures for the debt securities, as amended or supplemented from time to time, will be substantially similar to the indentures filed as exhibits to the registration statement and described below.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	whether the series of debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•	the interest rate or method for calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for principal and interest payable on debt securities;

•	the dates when, places where and manner in which principal and interest will be payable;

•	the securities registrar if other than the trustee;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any repurchase or remarketing rights of third parties;

•	the terms of any redemption at the option of holders of the debt securities;

•	the denominations in which the debt securities are issuable;

•	whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

•	whether the debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	if payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the method for determining such payments;

•	provisions for electronic issuance of debt securities or issuance of debt securities in certificated form;

•	any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in the applicable indenture;

•	whether and upon what terms debt securities may be defeased;

•	whether the debt securities will have guarantees;

•	any special tax implications of the debt securities; and

•	any other terms in addition to or different from those contained in the applicable indenture.

The debt securities will bear no interest or interest at a fixed or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax consequences applicable to any such discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities described in this prospectus and all of our other current and future senior debt. As of June 30, 2008, $2.8 billion of our senior debt was outstanding, none of which is secured by certain of our assets. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event with respect to us, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.

Subject to the payment in full of all senior debt, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable thereto until all amounts owing on the subordinated debt securities are paid in full.

The subordinated indenture will not limit the amount of senior debt that we can incur.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless: the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary; we execute and deliver to the trustee an officers’ certificate to the effect that the global security shall be exchangeable; an event of default occurs and is continuing; or any other circumstances described in the applicable prospectus supplement occur.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the debt securities and the applicable indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the debt securities or the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange of Global Securities for Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for debt securities in certificated form only in the following circumstances:

•	if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Securities Exchange Act of 1934, or the Exchange Act, and we do not appoint a replacement depositary within 90 days;

•	an event of default under the applicable indenture occurs; or

•	if we determine that an issue of debt securities will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

Redemption and Repayment

The applicable prospectus supplement will specify the following:

•	if the debt securities are subject to any sinking fund and the terms of any such sinking fund;

•	if we may elect to redeem the debt securities prior to maturity and the terms of any such optional redemption;

•	if we will be required to redeem the securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; and

•	if the holders of the debt securities will have the right to repayment of the debt securities prior to maturity and the terms of any such optional repayment.

If we elect or are required to redeem debt securities, a redemption notice will be sent to each holder of debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue; (4) if less than all of the debt securities of a series are to be redeemed, the particular debt securities or portions thereof to be redeemed; (5) if any debt securities are to be redeemed in part only, the portion of the debt securities to be redeemed and a statement that, upon surrender of the debt securities for redemption, new debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

If notice of redemption is given as specified above, the debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

If debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its debt securities repaid will be required to deliver such debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For debt securities represented by global securities held by the depositary, the repayment option may be exercised by a direct participant in the depositary on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.

Covenants

In addition to other covenants, if any, as may be described in the applicable prospectus supplement and except as may otherwise be set forth in the applicable prospectus supplement, the indentures will contain the following covenants:

•	a covenant which requires us to maintain an office for payment and registration of transfer or exchange of the debt securities in New York, New York;

•	a covenant which requires us to notify the trustee in writing of any event of default under an indenture within five days after we become aware of such event of default;

•	a covenant which requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

•	a covenant which prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing our properties substantially as an entirety to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the indenture.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of our properties “substantially as an entirety.” Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease our properties substantially as an entirety, and the protections provided to the holders of debt securities by such restriction, may be uncertain.

Events of Default

Except as described in the applicable prospectus supplement, the following events will constitute events of default under the applicable indenture:

•	we fail to pay interest on the debt securities and such failure continues for 30 days;

•	we fail to pay principal of the debt securities when due;

•	we breach any other covenant or representation in the indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•	a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; and

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence of an event of default under an indenture, the holders of at least a majority in aggregate principal amount of the applicable debt securities may declare such debt securities to be immediately due and payable. Holders of a majority in principal amount of such debt securities may rescind the acceleration so long as the conditions set forth in the applicable indenture have been satisfied.

Prior to acceleration, holders of a majority in aggregate principal amount of an issuance of debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal or interest and (2) an event of default related to a covenant or other provision of the indenture that cannot be modified without the consent of each holder of debt securities affected thereby.

Modifications to the Indenture

Except as otherwise set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture without the consent of any holder of debt securities for the following purposes:

•	to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions;

•	to add additional covenants, events of default or collateral, or to surrender a right or power conferred upon us in the indenture;

•	to establish the form of additional debt securities in accordance with the terms of the indenture;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the indenture;

•	to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the debt securities; and

•	to change or eliminate any of the provisions of the indenture, so long as the change or elimination becomes effective only when there are no debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture for any other purpose with the consent of holders of a majority in principal amount of the applicable issue of debt securities, other than amendments which (1) extend the stated maturity of the debt securities, (2) reduce the principal amount of the debt securities, (3) reduce the interest rate for the debt securities, (4) extend the dates for scheduled payments of principal and interest, (5) impair the right of a holder of debt securities to institute suit for the payment of its debt securities, or (6) reduce the percentage of holders of debt securities required to consent to amendments or waive defaults under the indenture. The items described in (1) through (5) above will require the consent of all holders affected by the change. The item described in (6) above will require the consent of all holders.

Governing Law

The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

Description of Capital Stock

We have the authority under our articles of incorporation to issue 350,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value. As of August 31, 2008, 70,980,203 shares of our common stock were outstanding, all of which are owned by MHC Inc. The common stock is not listed on any exchange. All outstanding shares of common stock are fully paid and non-assessable.

Also as of August 31, 2008, the following shares of our preferred stock were outstanding: 49,451 shares of the $3.30 series; 38,305 shares of the $3.75 series; 32,630 shares of the $3.90 series; 47,362 shares of the $4.20 series; 49,945 shares of the $4.35 series; 35,697 shares of the $4.40 series; and 49,898 shares of the $4.80 series. All outstanding shares of preferred stock are fully paid and non-assessable. The terms of these preferred securities are described in an amendment to our articles of incorporation which is incorporated herein by reference.

Common Stock

The shares of our authorized common stock are identical in all respects and have equal rights and privileges. Each holder of our common stock is entitled to one vote in the election of directors and other matters. Common shareholders may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or another form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Preferred Stock

We may issue, from time to time, shares of one or more series or classes of our preferred stock with such preferences and designations as our board of directors may determine. The following summary description sets forth some of the general terms of the preferred stock. We will describe the specific terms of any series of preferred stock that we issue in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. You should also read our articles of incorporation and bylaws before purchasing the preferred stock.

Our board of directors is authorized to determine for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to any such series:

•	the designation of such series and the number of shares that constitute such series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculating the dividend periods);

•	the voting rights of the shares, if any;

•	the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate, dissolve or wind-up our affairs;

•	whether and on what terms we can redeem or repurchase the shares of preferred stock;

•	whether the preferred stock of such series will have the benefit of a sinking fund; and

•	any other material terms.

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable certificate of designation or as otherwise required by law.

Except as set forth in the applicable prospectus supplement, no series of preferred stock will be redeemable or receive the benefit of a sinking fund. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock, if any. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

Plan of Distribution

We may offer and sell or exchange the securities described in this prospectus:

•	through agents,

•	through one or more underwriters,

•	through one or more dealers,

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise), or

•	through a combination of any such methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices relating to such prevailing market prices,

•	at negotiated prices, or

•	at a fixed exchange ratio in return for other of our securities.

Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement relating thereto.

We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

About this Prospectus

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, we may offer the securities described in this prospectus, either separately or with other securities registered hereunder, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference room. You may also obtain copies of these materials from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street, N.E., in Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates. You may also access the registration statement at the SEC’s web site described above.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information. We incorporate by reference, among others, our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008 and any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of securities commenced by us pursuant to this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
Treasurer MidAmerican Energy Company
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
(515) 242-4300

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

Legal Matters

The validity of the debt securities described in this prospectus has been passed upon for us by Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019. The validity of the preferred stock described in this prospectus has been passed upon for us by Paul J. Leighton, Esq., our Assistant General Counsel.

Experts

The consolidated financial statements and the related financial statement schedule as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, incorporated by reference in this prospectus from MidAmerican Energy Company’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans- an amendment of FASB Statements No. 87, 88, 106 and 132(R),” as of December 31, 2006), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31 and June 30, 2008 and 2007, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by MidAmerican Energy Company in connection with the issuance and distribution of the securities being registered. All amounts are estimates other than the SEC registration fee.

	Amount to be Paid

Registration Fee	$	*
Printing Expenses		$175,000
Legal Fees and Expenses		$300,000
Accounting Fees and Expenses		$140,000
Rating Agency Fees		$425,000
Trustee Fees and Expenses		$11,000
Miscellaneous Expenses		$50,000

Total		$1,101,000

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, except for $5,880 that has already been paid with respect to the $330,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-142663 and were not sold thereunder.

Item 15.	Indemnification of Directors and Officers

Sections 490.850-490.855 and 490.857 of the Iowa Business Corporation Act permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Restated Articles of Incorporation, as amended, and the Restated Bylaws, as amended, of MidAmerican Energy Company provide for indemnification of directors, officers and employees to the full extent provided by the Iowa Business Corporation Act. The Articles of Incorporation and the Bylaws state that the indemnification provided therein shall not be deemed exclusive. MidAmerican Energy Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MidAmerican Energy Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not MidAmerican Energy Company would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act. Pursuant to Section 490.857 of the Iowa Business Corporation Act, the Articles of Incorporation and the Bylaws, MidAmerican Energy Company, through MidAmerican Energy Holdings Company, maintains directors’ and officers’ liability insurance coverage. MidAmerican Energy Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

As permitted by Section 490.832 of the Iowa Business Corporation Act, the Articles of Incorporation of MidAmerican Energy Company provide that no director shall be personally liable to MidAmerican Energy Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 490.833 (relating to certain unlawful distributions to shareholders); or (4) an intentional violation of criminal law.

The form of distribution agreement filed as Exhibit 1.1 hereto include provisions requiring the underwriters, dealers or agents, as applicable, to indemnify directors, officers and certain controlling persons of MidAmerican Energy Company in certain circumstances.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.		Description of Exhibit

1	.1*	Form of Underwriting Agreement*

4	.1**	Form of Indenture (Senior Debt Securities) (Filed as Exhibit 4.1 to MidAmerican Energy’s Quarterly Report on Form 10-Q dated September 30, 2006, Commission File No. 333-15387)

4	.2**	Form of Indenture (Subordinated Debt Securities) (Filed as Exhibit 4.2 to MidAmerican Energy’s Registration Statement on Form S-3 dated May 16, 2006, Commission File No. 333-134163)

5.1		Opinion of Dewey & LeBoeuf LLP regarding the validity of the debt securities

5.2		Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred stock

12.1		Computation of Ratios of Earnings to Fixed Charges and computation of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements

15.1		Awareness Letter of Deloitte & Touche LLP

23.1		Consent of Dewey & LeBoeuf LLP (included in their opinion filed as Exhibit 5.1)

23.2		Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)

23.3		Consent of Deloitte & Touche LLP

24.1		Power of Attorney (included in signature pages)

25.1		Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Senior Debt Securities)

25.2		Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Subordinated Debt Securities)

*	To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.

**	Previously filed.

(b)	Financial Data Schedules

Schedule II — Valuation and Qualifying Accounts (Previously filed on MidAmerican Energy Company’s Annual Report on Form 10-K filed with the Commission on December 31, 2007).

Item 17.	Undertakings The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in II-2 the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of II-3 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on October 2, 2008.

MIDAMERICAN ENERGY COMPANY

By:	/s/ Paul J. Leighton
Name: Paul J. Leighton
Title:  Assistant General Counsel

The undersigned do hereby constitute and appoint Paul J. Leighton, as our true and lawful attorney and agent, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the SEC, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Fehrman William J. Fehrman	President and Director (chief executive officer)	October 2, 2008

/s/ Thomas B. Specketer Thomas B. Specketer	Vice President and Controller (principal financial officer and accounting officer)	October 2, 2008

/s/ Steven R. Weiss Steven R. Weiss	Senior Vice President, General Counsel and Director	October 2, 2008

/s/ Brian K. Hankel Brian K. Hankel	Vice President, Treasurer and Director	October 2, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement*

4.1**	Form of Indenture (Senior Debt Securities) (Filed as Exhibit 4.1 to MidAmerican Energy’s Quarterly Report on Form 10-Q dated September 30, 2006, Commission File No. 333-15387)

4.2**	Form of Indenture (Subordinated Debt Securities) (Filed as Exhibit 4.2 to MidAmerican Energy’s Registration Statement on Form S-3 dated May 16, 2006, Commission File No. 333-134163)

5.1	Opinion of Dewey & LeBoeuf LLP regarding the validity of the debt securities

5.2	Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred stock

12.1	Computation of Ratios of Earnings to Fixed Charges and computation of Ratios of Earnings to Fixed Charges plus Preferred Stock Dividend Requirements

15.1	Awareness Letter of Deloitte & Touche LLP

23.1	Consent of Dewey & LeBoeuf LLP (included in their opinion filed as Exhibit 5.1)

23.2	Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included in signature pages)

25.1	Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Senior Debt Securities)

25.2	Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (Subordinated Debt Securities)

*	To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.

**	Previously filed.